Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our reports dated December 18, 2013, in the Registration Statement (Form N-1A) of The Hartford Mutual Funds, Inc. for the year ended October 31, 2013, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 128 under the Securities Act of 1933 (Registration No. 333-02381).

/s/Ernst & Young LLP

Minneapolis, Minnesota
May 30, 2014